UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 N. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 337-7000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 20, 2011, AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”) and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Partnership, the “Issuers”), issued $470 million aggregate principal amount of the Issuers’ 6.50% Senior Notes due 2021 (the “Notes”) in an underwritten public offering. The Notes were issued pursuant to an indenture, dated as of January 20, 2011 (the “Base Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 20, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes bear interest at the rate of 6.50% per annum, which is paid semiannually on May 20 and November 20 of each year, commencing on May 20, 2011, and mature on May 20, 2021. The Notes are senior unsecured joint and several obligations of the Issuers and rank pari passu with all of the Issuers’ existing and future senior debt. However, the Notes are structurally subordinated to all of the existing and future debt of the Partnership’s subsidiaries.

The Partnership may redeem some or all of the Notes at any time on or after May 20, 2016 at prices specified in the Indenture. The Partnership may also redeem up to 35% of the Notes at any time prior to May 20, 2014 with the proceeds from a registered public equity offering at 106.50% of their principal amount plus accrued and unpaid interest to the redemption date. If the Partnership experiences specific kinds of changes in control, it must offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest. The Issuers are subject to a number of other financial and other covenants under the Indenture.

The Partnership is filing the Supplemental Indenture as Exhibit 4.1 to this Form 8-K and a form of the Base Indenture was filed with the Securities and Exchange Commission on January 5, 2011 as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K, both of which are incorporated herein by reference. The descriptions of the terms of the Indenture in this Item 1.01 are qualified in their entirety by reference to such Exhibits.

Additionally, as of 5:00 P.M., New York City time, on January 19, 2011 (the “Consent Deadline”), approximately $327.9 million aggregate principal amount of the Issuer’s 7.25% Series A and Series B Senior Notes due 2015 (the “2015 Notes”), or approximately 79% of the total principal amount of 2015 Notes outstanding, were tendered pursuant to the Partnership’s tender offer and consent solicitation commenced on January 5, 2011 (the “Tender Offer”). The Tender Offer will expire on February 2, 2011 unless extended by the Partnership.

As a result of the receipt of the requisite consents pursuant to the Tender Offer prior to the Consent Deadline, the Issuers have amended the indenture relating to the 2015 Notes (the “2015 Original Indenture”), which was dated May 3, 2005, by and among the Issuers and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as trustee (the “Trustee”), by entering into a First Supplemental Indenture, dated January 19, 2011, by and among the Issuers and the Trustee (the “2015 Supplemental Indenture”). The 2015 Supplemental Indenture became effective upon acceptance of the Notes for purchase on January 20, 2011 and modifies or eliminates substantially all of the restrictive covenants in the 2015 Original Indenture, including limitations on incurring indebtedness, entering into sale and leaseback transactions, providing liens, making distributions, restrictions affecting the making of dividends and other payments by the Partnership’s subsidiaries, and selling certain assets or merging with or into other companies.

The Partnership is filing the 2015 Supplemental Indenture as Exhibit 4.2 to this Form 8-K, which is incorporated herein by reference. The description of the terms of the 2015 Supplemental Indenture in this Item 1.01 is qualified in its entirety by reference to such Exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated January 20, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 19, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as successor to Wachovia Bank National Association, as trustee.

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P.

Date: January 20, 2011	By:	/s/ Matthew A. Woodward
Name: Matthew A. Woodward Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated January 20, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 19, 2011, among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as trustee.

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)